EXHIBIT 10.14

Joint Venture Contract

between

China DRTV, Inc.

and

Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd.

with respect to the establishment of

Shanghai An-Nai-Chi Automobile Maintenance Products Co., Ltd.

February 28, 2006

Table of Contents

Chapter 1	General Principles

Chapter 2	Parties to the Joint Venture

Chapter 3	Establishment of the Joint Venture Company

Chapter 4	Goals of Production and Operations and Scope of Business

Chapter 5	Total Amount of Investment and Registered Capital

Chapter 6	Responsibilities of the Parties

Chapter 7	Board of Directors

Chapter 8	Structure of Operations Management

Chapter 9	Purchase of Equipment

Chapter 10	Labor Management

Chapter 11	Financial Accounting, Taxation, Foreign Exchange, and Profit Distribution

Chapter 12	Insurance

Chapter 13	Term of the Joint Venture, Termination and Liquidation

Chapter 14	Force Majeure

Chapter 15	Liability for Breach of Contract

Chapter 16	Governing Law

Chapter 17	Settlement of Disputes

Chapter 18	Miscellaneous

Joint Venture Contract

Chapter 1

General Principles

China DRTV, Inc. (hereinafter referred to as “Party A”) and Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd. (hereinafter referred to as “Party B”), in accordance with the relevant laws and regulations of the Peoples’ Republic of China (hereinafter referred to as the “PRC”) , through friendly consultation and in conformity with the principles of equality and mutual benefit, have agreed to jointly establish a Chinese-foreign equity joint venture in Huaxin Town, Qingpu District, Shanghai, PRC and, for that purpose, enter into this contract.

Chapter 2

Parties to the Joint Venture

Article 1	The parties to this contract are:

Party A: China DRTV, Inc.

The registered address: the British Virgin Islands

The legal representative: Yang Dongjie; Position: Chairman of the board of directors; Nationality: Chinese

Party B: Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd.

The legal address: H-374, No.55, Lane 1135, Jiasong Road Middle, Huaxin Town, Qingpu District, Shanghai

The legal representative: Wang Zheng; Position: Legal Representative; Nationality: Chinese

Chapter 3

Establishment of the Joint Venture Company

Article 2	The parties agree to establish an equity joint venture company named “Shanghai Energy Release Vehicle Maintenance Supplies Co., Ltd.” (hereinafter referred to as the “Joint Venture Company”) in Huaxin Town, Qingpu District, Shanghai, PRC.

Article 3	The Chinese name of the Joint Venture Company shall be .

Article 4	The legal address of the Joint Venture Company shall be No. 55, Lane 1135, Jiasong Road Middle, Huaxin Town, Qingpu District, Shanghai.

Article 5	The Joint Venture Company shall be a Chinese legal person, all the activities of which shall comply with the provisions of the relevant laws, statutes and regulations of the PRC and the legitimate rights and interest of which shall be protected by law.

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Article 6	The Joint Venture Company shall be a limited liability company. Each of the parties shall be liable for the debts of the Joint Venture Company to the extent of the capital contribution it has made to the registered capital of the Joint Venture Company and the parties shall share the profits, risks and losses of the Joint Venture Company in proportion to the capital contribution each of them has made, respectively.

Chapter 4

Goals of Production and Operations and Scope of Business

Article 7	The goals of production and operations of the Joint Venture Company shall be to strengthen economic cooperation, to take advantage of integrated resources and excellent supporting facilities available in Shanghai, to introduce funds from abroad, to adopt internationally advanced technology and scientific management methods and to achieve increasingly beneficial economic results to enable each party to obtain satisfactory profits.

Article 8	The scope of business of the Joint Venture Company shall be to manufacture or process antiwear agents used in all kinds of motor vehicles and motorcycles as well as other vehicle maintenance supplies, to distribute products manufactured by the Joint Venture Company itself, and to provide technical support and after-sales services for such products.

Chapter 5

Total Amount of Investment and Registered Capital

Article 9	The total amount of investment in the Joint Venture Company shall be US$ 1,900,000 and its registered capital shall be US$ 1,900,000, to which Party A shall contribute US$ 969,000 in cash, accounting for 51% of the registered capital, and Party B shall contribute the RMB equivalent of US$ 931,000 in cash, accounting for 49% of the registered capital.

Article 10	Within six months after the date of issuance of the business license of the Joint Venture Company, each of the parties shall have paid in one lump the capital contribution it has committed itself to making to the registered capital of the Joint Venture Company.

Article 11	During the term of the joint venture, the Joint Venture Company shall not reduce its registered capital. If the registered capital really needs to be reduced as a result of any change in the scale of the production or operations of the Joint Venture Company, such reduction shall be carried out according to the statutory procedure after it has been approved by the board of directors by a unanimous resolution and submitted to the original examination and approval authority for approval.

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Article 12	If the Joint Venture Company proposes to increase or transfer its registered capital during the term of the joint venture, such increase or transfer shall be carried out after it has been approved by the board of directors by a unanimous resolution and submitted to the original examination and approval authority for approval.

Article 13	If either of the parties desires to transfer all or part of its capital contribution to any third party, such transfer shall be subject to the consent of the other party and the other party shall have the right of first refusal to purchase such capital contribution on the same terms. If the other party makes no written objections to such transfer within thirty days of receipt of a written notice thereof from the transferring party, it shall be deemed to have waived its right of first refusal to purchase such capital contribution.

Chapter 6

Responsibilities of the Parties

Article 14	Party A shall be responsible for accomplishing the following matters:

(1)	To make its contribution to the registered capital of the Joint Venture Company in the amount and at the time as specified herein;

(2)	To be responsible for the introduction of the design technology for the Joint Venture Company and take part in the distribution of the products;

(3)	To appoint the senior officers of the Joint Venture Company such as directors and take part in the recruitment and training of personnel of Chinese nationality; and

(4)	To handle any other matters the Joint Venture Company may commission it to handle.

Article 15	Party B shall be responsible for accomplishing the following matters:

(1)	To make applications for approval and registration of the establishment of the Joint Venture Company to the relevant Chinese authorities in charge and obtain the business license of the Joint Venture Company;

(2)	To make its contribution to the registered capital of the Joint Venture Company in the amount as specified herein;

(3)	To assist the personnel of foreign nationality in going through the formalities for issuance of entry visas and work permits and making travel arrangement when necessary;

(4)	To assist the Joint Venture Company in making applications according to law for the most preferential tax treatment and other preferential treatments available under the policies; and

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(5)	To handle any other matters the Joint Venture Company may commission it to handle.

Chapter 7

Board of Directors

Article 16	The Joint Venture Company shall establish a board of directors, which shall be the highest authority of the Joint Venture Company and shall make all the major decisions of the Joint Venture Company.

Article 17	The board of directors shall be composed of five directors, of whom three directors shall be appointed by Party A and two directors shall be appointed by Party B. The term of office of the directors shall be four years, renewable upon re-appointment by the appointing party.

Article 18	The board of directors shall have a chairman, who shall be the legal representative of the Joint Venture Company and shall be appointed by Party A.

Article 19	The rules of procedure and the voting procedure of the board of directors shall be as set forth in the articles of association of the Joint Venture Company.

Chapter 8

Structure of Operations Management

Article 20	The Joint Venture Company shall establish a structure of operations management, to be responsible for the day-to-day work of its operations management. The structure of operations management of the Joint Venture Company shall consist of a general manager. The deputy general manager shall assist the general manager in his work.

Article 21	The general manager shall carry out the resolutions of the board of directors and organize and direct the day-to-day work of operations management of the Joint Venture Company within the scope of authority granted by the board of directors. Within the scope of authority granted by the board of directors, the general manager shall represent the Joint Venture Company in its external affairs, appoint and dismiss those employees of the Joint Venture Company that are subordinate to him, and exercise any other powers granted to him by the board of directors.

Article 22	The Joint Venture Company shall have a chief financial officer, who shall be responsible for the financial and accounting work of the Joint Venture Company.

Article 23	Such officers of the Joint Venture Company as the general manager and chief financial officer shall be appointed by the board of directors. The term of office of such officers shall be three years, renewable upon a decision by the board of directors.

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Article 24	Upon appointment by the board of directors, a director of the board of the Joint Venture Company may serve concurrently as an officer of the Joint Venture Company such as the general manager or chief financial officer.

Article 25	If the general manager, chief financial officer or any other officer of the Joint Venture Company engages in any malpractices for his selfish ends or is seriously derelict in his duties, the board of directors may make a decision to dismiss him at any time.

Chapter 9

Purchase of Equipment

Article 26	The Joint Venture Company shall have the right to purchase machinery, equipment, raw materials, parts and components, means of transportation, and office supplies needed in its production and operations in the PRC or abroad at is own discretion.

Chapter 10

Labor Management

Article 27	Such matters as the recruitment, employment, dismissal, compensation, welfare benefits, labor insurance, labor protection and labor discipline of the employees of the Joint Venture Company shall be provided in the labor contracts entered into between the Joint Venture Company and its employees on the basis of a program for such matters prepared by the board of directors in accordance with the provisions of the PRC on labor and social security. Upon execution of such labor contracts, they shall be filed with the local authority in charge of labor management for the record.

Article 28	The compensation, social security, welfare benefits and standards for travel expenses applicable to the senior management of the Joint Venture Company nominated by the parties and appointed by the board of directors shall be decided on by the board of directors.

Chapter 11

Financial Accounting, Taxation, Foreign Exchange, and Profit Distribution

Article 29	The Joint Venture Company shall establish a financial and accounting system in accordance with the provisions of the laws and regulations now in effect in the PRC and in light of the actual circumstances of the Joint Venture Company and shall file such system with the local financial department and the local authority in charge of taxation for the record.

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Article 30	The Joint Venture Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of each calendar year.

Article 31	The Joint Venture Company shall adopt the internationally accepted accrual basis and debit and credit accounting system in the keeping of its accounts. All the vouchers, account books and statements prepared by the Joint Venture Company itself shall be written in Chinese.

Article 32	The Joint Venture Company shall retain an accountant registered in the PRC to audit its account books and financial records and shall report the results of such auditing to the board of directors and the general manager.

Article 33	The Joint Venture Company shall pay all the taxes in accordance with the relevant laws and regulations of the PRC.

Article 34	The Joint Venture Company shall, in accordance with the provisions of the Law of the People’s Republic of China on Chinese-foreign Equity Joint Ventures, make allocations of its profit that remains after paying income tax to a reserve fund, a bonus and welfare fund for staff and workers, and a venture expansion fund, and the percentages of the profit such allocations shall account for, respectively, shall be determined by the board of directors.

Article 35	All the matters of the Joint Venture Company concerning foreign exchange shall be handled in accordance with the Regulations of the People’s Republic of China for Administration of Foreign Exchange and other relevant provisions.

Article 36	If the board of directors decides to distribute the distributable profit that remains after allocations to the various funds have been made, such profit shall be distributed in proportion to the capital contribution each of the parties has made.

Chapter 12

Insurance

Article 37	The Joint Venture Company shall take out the various insurances from the insurance companies operating within the territory of the PRC, and the coverage, value and duration of such insurances shall be determined by the board of directors of the Joint Venture Company.

Chapter 13

Term of the Joint Venture, Dissolution and Liquidation

Article 38	The term of the joint venture shall be 30 years, starting from the date of issuance of the business license to the Joint Venture Company.

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Article 39	Six months prior to the expiration of the term of the joint venture, the Joint Venture Company may make an application for an extension of such term to the original examination and approval authority, provided that either party makes a proposal for such extension and such proposal is approved by the board of directors.

Article 40	The Joint Venture Company shall be dissolved if any of the following events occurs:

(1)	the term of the joint venture has expired;

(2)	the Joint Venture Company has suffered so serious losses that it is unable to continue its business operations;

(3)	either party has failed to perform any of its obligations under this contract and the articles of association of the Joint Venture Company so that the Joint Venture Company is unable to continue its business operations;

(4)	the Joint Venture Company has suffered major losses as a result of an event of force majeure so that it is unable to continue its business operations;

(5)	the Joint Venture Company has failed to achieve the goals of its operations and has no possibilities of future development; and

(6)	any other event in which the Joint Venture Company shall be dissolved in accordance with the provisions of this contract and the articles of association of the Joint Venture Company has occurred.

Article 41	If any of the events as described in Paragraph (2), (4), (5), or (6) of Article 40 hereof has occurred, the directors’ meeting shall make an application for dissolution of the Joint Venture Company to the examination and approval authority for approval. If the event as described in Paragraph (3) of Article 40 hereof has occurred, the party that has performed its obligations hereunder may make an application for dissolution of the Joint Venture Company to the examination and approval authority for approval.

Article 42	Upon expiration or early termination of the term of the joint venture, the Joint Venture Company shall be liquidated according to law. The Joint Venture Company shall establish a liquidation committee in accordance with the Measures for Liquidation of Foreign Investment Enterprises, which shall be responsible for handling all the matters concerning the liquidation of the Joint Venture Company. Any property of the Joint Venture Company that remains after it has discharged all its liabilities shall be distributed to each of the parties in proportion to the capital contribution it has made.

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Chapter 14

Force Majeure

Article 43	If either party fails to perform any of its obligations hereunder as a result of earthquake, typhoon, flood, war, or any other event of force majeure that is unforeseeable and the occurrence and consequences of which cannot be prevented or avoided, the party that encounters such event of force majeure shall promptly notify the other party of such occurrence and, within fifteen days of such occurrence, provide detailed information on such event and a valid certificate that proves that it is justified in having failed to perform all or any part of this contract or having to postpone the performance of this contract, which certificate shall be issued by the notary organ at the place where such event of force majeure has occurred. In light of the impact of such event on the performance hereof, the parties shall decide through consultation whether this contract should be rescinded, the parties should be partially freed from their obligations hereunder, or the performance hereof should be postponed.

Article 44	Neither party shall file a claim for compensation for any losses that may result from an event of force majeure.

Chapter 15

Liability for Breach of Contract

Article 45	If all or any part of this contract fails to be performed through any fault on the part of either party, the party in default shall be liable for breach of contract. If both of the parties are in default, each of the parties shall assume its respective liability for breach of contract in light of the actual circumstances.

Article 46	If either party fails to make its contribution to the registered capital of the Joint Venture Company at the time and in the amount as specified in Chapter 5 hereof, commencing from the first month of arrears, the breaching party shall, for each month of arrears, pay the non-breaching party a penalty for breach of contract equal to 1% of the contribution that should have been made. If a contribution is in arrears for three months, apart from the obligation of the breaching party to pay a penalty for breach of contract at the monthly rate of 3% of such contribution, the non-breaching party shall have the right to terminate this contract and require that the breaching party compensate it for any economic losses it may sustain as a result of such failure.

Chapter 16

Governing Law

Article 47	The formation, validity and interpretation hereof and settlement of disputes hereunder shall be governed by the laws of the People’s Republic of China.

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Chapter 17

Settlement of Disputes

Article 48	If any dispute arises out of the performance of this contract or in connection with this contract, the parties shall settle such dispute through friendly consultation. If such consultation proves unsuccessful, such dispute shall be submitted to the Shanghai Branch of the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of this commission now in effect. The award of the arbitration tribunal shall be final and binding on both of the parties.

Article 49	During the arbitral proceedings, except for that part of this contract which is in dispute and is being arbitrated, the parties shall continue to perform this contract.

Chapter 18

Miscellaneous

Article 50	After the authorized representatives of the parties have affixed their signatures to this contract, it shall be submitted to the people’s government of Qingpu District, Shanghai for approval. This contract shall become effective as of the date of the aforesaid approval, and so shall any amendment of this contract.

Article 51	This contract is written in Chinese in four counterparts, two of which are originals and the other two are duplicates.

Article 52	This contract was executed by the authorized representatives of the parties in February 2006 in Shanghai, PRC.

(There is no text of this contract below this line and a signature page is separately attached)

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(This is the signature page, which does not contain any text of this contract.)

China DRTV, Inc.

Authorized Representative: Yang Dongjie

Shanghai Jia Guan Hang Automobile Maintenance Products Co., Ltd.

Authorized Representative: Wang Zheng

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